Exhibit 99.3

AST SpaceMobile Announces Proposed Repurchases of up to $300.0 Million Convertible Senior Notes to be Funded By Concurrent Registered Direct Offerings of Class A Common Stock

February 11, 2026

MIDLAND, Texas—(BUSINESS WIRE)—AST SpaceMobile, Inc. (“AST SpaceMobile”) (NASDAQ: ASTS), the company building the first and only space-based cellular broadband network accessible directly by everyday smartphones, and designed for both commercial and government applications, today announced proposed cash repurchases (the “Repurchases”) of up to $50.0 million of its 4.25% convertible senior notes due 2032 (the “4.25% Convertible Notes”) and up to $250.0 million of its 2.375% convertible senior notes due 2032 (the “2.375% Convertible Notes” and, together with the 4.25% Convertible Notes, the “Existing Notes”) and its intention to offer, subject to market and other conditions, shares of its Class A common stock to holders of Existing Notes participating in the Repurchases in two separate direct placements registered under the Securities Act of 1933, as amended (each, a “Registered Direct Offering”).

Repurchases of Existing Notes

AST SpaceMobile intends to use the net proceeds from each Registered Direct Offering, together with cash on hand, to enter into one or more separate, privately negotiated transactions with a limited number of holders of the 4.25% Convertible Notes and/or the 2.375% Convertible Notes to repurchase for cash up to $50.0 million of the 4.25% Convertible Notes and up to $250.0 million principal amount of the 2.375% Convertible Notes, respectively. The terms of the Repurchases of each series of Existing Notes will depend on a variety of factors, including the market price of AST SpaceMobile’s Class A common stock and the trading price of such Existing Notes at the time of the relevant Repurchases, and the Repurchases for the 4.25% Convertible Notes and the 2.375% Convertible Notes will each be subject to closing conditions that may not be satisfied. No assurance can be given as to how many, if any, of the Existing Notes will be repurchased or the terms on which they will be repurchased. The completion of the Repurchases of the 4.25% Convertible Notes and the 2.375% Convertible Notes are not cross-conditional.

In connection with the Repurchases, certain holders of the Existing Notes that participate in the Repurchases may purchase or sell shares of AST SpaceMobile’s Class A common stock in the open market or enter into or unwind various derivative transactions with respect to AST SpaceMobile’s Class A common stock to unwind any hedge positions they may have with respect to the Existing Notes or to hedge or unwind their exposure in connection with the relevant Repurchases.

The amount of AST SpaceMobile’s Class A common stock to be sold or purchased by such holders or the notional number of shares of AST SpaceMobile’s Class A common stock underlying such derivative transactions may be substantial in relation to the historic average daily trading volume of AST SpaceMobile’s Class A common stock. These activities may adversely affect the trading price of AST SpaceMobile’s Class A common stock. AST SpaceMobile cannot predict the magnitude of such market activities or the overall effect they will have on the price of its Class A common stock.

Registered Direct Offerings

AST SpaceMobile intends to offer, subject to market and other conditions, shares of its Class A common stock in the Registered Direct Offerings. The number of shares to be sold in each Registered Direct Offering, and the applicable price per share, will be determined at the pricing of each Registered Direct Offering. AST SpaceMobile intends to use the net proceeds, together with cash on hand, from the relevant Registered Direct Offering to repurchase for cash up to $50.0 million of the 4.25% Convertible Notes and up to $250.0 million principal amount of the 2.375% Convertible Notes, respectively, in the Repurchases described above.

Each Registered Direct Offering will be made pursuant to an effective shelf registration statement on file with the Securities and Exchange Commission (the “SEC”). Each Registered Direct Offering will be made only by means of a prospectus supplement related to such offering and an accompanying prospectus. An electronic copy of the preliminary prospectus supplement for each Registered Direct Offering, together with the accompanying prospectus, is available on the SEC’s website at www.sec.gov. Alternatively, copies of each preliminary prospectus supplement, together with the accompanying prospectus, can be obtained by contacting: AST SpaceMobile, Inc., Midland International Air & Space Port, 2901 Enterprise Lane, Midland, Texas 79706, Attention: Secretary or (432) 276-3966.

UBS Investment Bank is acting as placement agent and financial advisor and ICR Capital LLC is acting as financial advisor for the placements.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of AST SpaceMobile’s Class A common stock, nor will there be any sale of any of AST SpaceMobile’s securities in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful. This press release does not constitute an offer to buy, or a solicitation of any offer to sell, any Existing Notes.

Concurrent New Convertible Notes Offering

In a separate press release, AST SpaceMobile also announced today its intention to offer, in a separate, private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, subject to market and other conditions, $1.0 billion aggregate principal amount of convertible senior notes due 2036 (the “New Notes”). AST SpaceMobile also intends to grant the initial purchasers an option to purchase, for settlement on or prior to February 20, 2026, up to an additional $150.0 million aggregate principal amount of New Notes.

The completion of each Registered Direct Offering and the related Repurchases is not contingent on the completion of the offering of the New Notes and the completion of the offering of New Notes is not contingent on the completion of either Registered Direct Offering or the related Repurchases. Each Registered Direct Offering and the relevant Repurchases to be funded by such offering are cross-conditional. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any New Notes or shares of AST SpaceMobile’s Class A common stock, if any, issuable upon conversion of the New Notes.

About AST SpaceMobile

AST SpaceMobile is building the first and only global cellular broadband network in space to operate directly with standard, unmodified mobile devices based on our extensive IP and patent portfolio, and designed for both commercial and government applications. Our engineers and space scientists are on a mission to enable 4G and 5G space-based cellular broadband to every device, everywhere, for today’s nearly 6 billion mobile subscribers globally. For more information, follow AST SpaceMobile on YouTube , X (Formerly Twitter) , LinkedIn and Facebook . Watch this video for an overview of the SpaceMobile mission.

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, including statements concerning the completion, timing, and size of the offerings of AST SpaceMobile’s Class A common stock, the expected use of the net proceeds from the offerings, the potential impact of AST SpaceMobile’s proposed repurchase of the Existing Notes and the completion, timing and size of the offering of New Notes. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “expects,” “intends,” “may,” “will,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Such risks include, but are not limited to, whether AST SpaceMobile will consummate either or both Registered Direct Offerings, the final terms of the Registered Direct Offerings, prevailing market conditions, the anticipated principal amount of the Existing Notes that will be repurchased in separately negotiated transactions with a limited number of holders of such notes, which could differ based upon market conditions or the negotiations with these holders, the anticipated use of the net proceeds from the Registered Direct Offerings, which could change as a result of market conditions or for other reasons, whether AST SpaceMobile will consummate the offering of New Notes and the impact of general economic, industry or political conditions in the United States or internationally.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors in AST SpaceMobile’s Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 3, 2025, its Form 10-Q for the fiscal quarter ended March 31, 2025 filed with the SEC on May 12, 2025, its Form 10-Q for the fiscal quarter ended June 30, 2025 filed with the SEC on August 11, 2025, as amended on September 12, 2025, its Form 10-Q for the fiscal quarter ended September 30, 2025 filed with the SEC on November 10, 2025, and the future reports that it may file from time to time with the SEC. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact:

Scott Wisniewski

investors@ast-science.com

Media Contacts:

Allison

Eva Murphy Ryan

917-547-7289

AstSpaceMobile@allisonpr.com